Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS fiscal 2017 Third QUARTER Results

Operating Results Consistent with Guidance

Contracts per Community Increased 11.9% Offsetting the Impact of Community Count Decline

RED BANK, NJ, September 7, 2017 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its fiscal third quarter and nine months ended July 31, 2017.

“We continued to see strength in the underlying housing market and the 11.9% increase in our contracts per community during the third quarter of 2017 compared to last year’s third quarter reflected this trend,” stated Ara K. Hovnanian, Chairman of the Board, President and Chief Executive Officer. “While deliveries and revenues were lower than last year as a result of a decreased community count, the strong sales and our backlog as of July 31, 2017 should lead to a profitable fourth quarter.”

“Near the end of the third quarter, we successfully refinanced and extended the maturities of our secured debt that was scheduled to come due in the fall of 2018 and 2020 with $440 million of secured debt with maturities in July 2022 and $400 million of secured debt with maturities in July 2024. The refinancing, which has tremendous long term benefits, resulted in a $42 million loss on early extinguishment of debt. When added to prior period results, this created a three-year cumulative loss, which led to a $294 million non-cash increase in the valuation allowance for our deferred tax assets. Our third quarter operating results were consistent with our prior guidance.”

“Fortunately, less than ten homes within two of our 45 Houston communities experienced flood damage from Hurricane Harvey. The storm damage and construction delays caused by the storm will reduce our fourth quarter deliveries. In spite of the temporary impact from Hurricane Harvey, the long-term prospects for the Houston market remain strong.”

“As we move forward with the benefit of longer term financing, we remain focused on reloading our land position and returning to consistent profitability. While this has been a long and arduous recovery, we are confident that we can successfully deploy our strategies and remain on track for long term success in the future,” concluded Mr. Hovnanian.

RESULTS FOR the THREE-MONTH and NINE-MONTH PERIODs ENDED JULY 31, 2017:

●	Primarily as a result of a 19.0% decline in community count and a conversion of 17 communities to joint ventures since the third quarter of fiscal 2016, total revenues decreased 17.4% to $592.0 million in the third quarter of fiscal 2017, compared with $716.9 million in the third quarter of fiscal 2016. For the nine months ended July 31, 2017, total revenues decreased 11.2% to $1.73 billion compared with $1.95 billion in the first nine months of the prior year.

●	Homebuilding revenues for unconsolidated joint ventures increased 101.0% to $62.6 million in the third quarter of fiscal 2017, compared with $31.1 million in the third quarter of fiscal 2016. For the nine months ended July 31, 2017, homebuilding revenues for unconsolidated joint ventures increased 177.4% to $214.1 million compared with $77.2 million in the first nine months of the prior year.

●	For the third quarter of 2017, total SG&A decreased by $5.4 million, or 8.0%, year over year. Total SG&A was $61.2 million, or 10.3% of total revenues, for the third quarter ended July 31, 2017 compared with $66.6 million, or 9.3% of total revenues, in last year’s third quarter. For the first nine months of 2017, total SG&A decreased by $16.5 million, or 8.3%, year over year. Total SG&A decreased to $182.8 million, or 10.6% of total revenues, for the first nine months of fiscal 2017 compared with $199.4 million, or 10.2% of total revenues, in the first nine months of the prior fiscal year.

●	Interest incurred (some of which was expensed and some of which was capitalized) decreased by 3.0% to $39.1 million for the third quarter of fiscal 2017 compared with $40.3 million in the same quarter one year ago. For the nine months ended July 31, 2017, interest incurred decreased 7.5% to $116.9 million compared with $126.5 million during the same nine-month period last year.

●	Total interest expense decreased 16.7% to $42.9 million in the third quarter of fiscal 2017 compared with $51.6 million in the third quarter of fiscal 2016. Total interest expense decreased 6.4% to $126.5 million for the first nine months of fiscal 2017 compared with $135.2 million in the first nine months of fiscal 2016.

●	Homebuilding gross margin percentage, after interest expense and land charges included in cost of sales, was 12.8% for the third quarter of fiscal 2017 compared with 13.1% in the prior year’s third quarter. During the first nine months of fiscal 2017, this homebuilding gross margin percentage was 12.9% compared with 11.9% in the same period of the previous year.

●	Homebuilding gross margin percentage, before interest expense and land charges included in cost of sales, was 16.8% for the third quarter of fiscal 2017 compared with 16.9% in the prior year’s third quarter. During the first nine months of fiscal 2017, this homebuilding gross margin percentage was 16.8% compared with 16.5% in the same period one year ago.

●	Loss before income taxes for the quarter ended July 31, 2017 was $50.2 million, which included a $42.3 million loss on extinguishment of debt, compared to income before income taxes of $1.1 million during the third quarter of 2016. For the first nine months of fiscal 2017, the loss before income taxes was $57.5 million, which included a $34.9 million loss on extinguishment of debt, compared to a loss before income taxes of $29.7 million during the first nine months of fiscal 2016.

●	Loss before income taxes, excluding land-related charges and loss on extinguishment of debt, for the quarter ended July 31, 2017 was $3.7 million compared to a profit of $2.7 million during the third quarter of 2016. For the first nine months of fiscal 2017, the loss before income taxes, excluding land-related charges and loss on extinguishment of debt, was $13.4 million compared to a loss of $6.8 million during the first nine months of fiscal 2016.

●	The loss on extinguishment of debt of $42.3 million during the third quarter ended July 31, 2017 created a three-year cumulative loss, which resulted in a $294.0 million non-cash increase in the valuation allowance for our deferred tax assets.

●	Total income taxes for the third quarter and nine months ended July 31, 2017 were $287.0 million and $286.5 million, respectively, primarily as a result of the $294.0 million non-cash increase in the valuation allowance for our deferred tax assets.

●	Net loss was $337.2 million, or $2.28 per common share, in the third quarter of fiscal 2017, including the $294.0 million increase in the valuation allowance for our deferred tax assets, compared with a net loss of $0.5 million, or $0.00 per common share, during the same quarter a year ago. For the nine months ended July 31, 2017, the net loss was $344.0 million, or $2.33 per common share, including the $294.0 million increase in the valuation allowance for our deferred tax assets, compared with a net loss of $25.1 million, or $0.17 per common share, in the first nine months of fiscal 2016.

●	Consolidated contracts per community increased 11.9% to 9.4 contracts per community for the third quarter of fiscal 2017 compared with 8.4 contracts per community in the third quarter of fiscal 2016. Contracts per community, including unconsolidated joint ventures, increased 15.0% to 9.2 contracts per community for the quarter ended July 31, 2017 compared with 8.0 contracts, including unconsolidated joint ventures, per community in last year’s third quarter.

●	For August 2017, consolidated contracts per community increased to 3.0 contracts per community compared to 2.5 contracts per community for the same month one year ago. During August 2017 and August 2016, the number of consolidated contracts was 423 homes and the dollar value of contracts decreased 5.7% to $160.3 million in August 2017 compared with $170.0 million for August 2016.

●	For August 2017, contracts per community, including unconsolidated joint ventures, increased to 3.0 contracts per community compared to 2.3 contracts per community for the same month one year ago. During August 2017, the number of contracts, including unconsolidated joint ventures, increased 10.8% to 492 homes from 444 homes in August 2016 and the dollar value of contracts, including unconsolidated joint ventures, increased 12.6% to $203.5 million in August 2017 compared with $180.8 million for August 2016.

●	As of the end of the third quarter of fiscal 2017, community count, including unconsolidated joint ventures, decreased 13.5% to 167 communities compared with 193 communities at July 31, 2016. Consolidated community count decreased 19.0% to 141 communities as of July 31, 2017 from 174 communities at the end of the prior year’s third quarter.

●	For the third quarter ended July 31, 2017, the number of contracts, including unconsolidated joint ventures, decreased 0.3% to 1,533 homes from 1,537 homes for the same quarter last year. The number of consolidated contracts, during the third quarter of fiscal 2017, decreased 10.0% to 1,321 homes compared with 1,467 homes during the third quarter of 2016.

●	During the first nine months of fiscal 2017, the number of contracts, including unconsolidated joint ventures, was 4,593 homes, a decrease of 8.0% from 4,991 homes during the first nine months of fiscal 2016. The number of consolidated contracts, during the nine-month period ended July 31, 2017, decreased 15.1% to 4,084 homes compared with 4,810 homes in the same period of the previous year.

●	The dollar value of contract backlog, including unconsolidated joint ventures, as of July 31, 2017, was $1.29 billion, a decrease of 12.9% compared with $1.48 billion as of July 31, 2016. The dollar value of consolidated contract backlog, as of July 31, 2017, decreased 20.4% to $1.04 billion compared with $1.31 billion as of July 31, 2016.

●	For the quarter ended July 31, 2017, deliveries, including unconsolidated joint ventures, decreased 9.8% to 1,467 homes compared with 1,627 homes during the third quarter of fiscal 2016. Consolidated deliveries were 1,350 homes for the third quarter of fiscal 2017, a 14.2% decrease compared with 1,574 homes during the same quarter a year ago.

●	For the nine months ended July 31, 2017, deliveries, including unconsolidated joint ventures, decreased 8.0% to 4,362, homes compared with 4,740 homes in the first nine months of the prior year. Consolidated deliveries were 3,998 homes in the first nine months of fiscal 2017, a 13.0% decrease compared with 4,594 homes in the same period in fiscal 2016.

●	The consolidated contract cancellation rate for the three months ended July 31, 2017 decreased to 19%, compared with 21% in the third quarter of the prior year. The contract cancellation rate, including unconsolidated joint ventures, was 20% in the third quarter of fiscal 2017 compared with 22% in the third quarter of fiscal 2016.

●	The valuation allowance was $922.0 million as of July 31, 2017, after a non-cash increase of $294.0 million during the third quarter of fiscal 2017. The valuation allowance is a non-cash reserve against the tax assets for GAAP purposes. For tax purposes, the tax deductions associated with the tax assets may be carried forward for 20 years from the date the deductions were incurred.

LIQUIDITY AND INVENTORY AS of July 31, 2017:

●	Total liquidity at the end of the third quarter of fiscal 2017 was $288.2 million.

●	During the third quarter of fiscal 2017, land and land development spending was $149.8 million compared with $132.3 million in last year’s third quarter and up from the 2017 second quarter’s spend of $99.7 million. For the nine months ended July 31, 2017, land and land development spending was $439.9 million compared with $435.6 million for the same period one year ago.

●	The total land position, including unconsolidated joint ventures, was 31,143 lots, consisting of 14,467 lots under option and 16,676 owned lots, as of July 31, 2017, compared with a total of 32,125 lots as of July 31, 2016.

●	In the third quarter of fiscal 2017, approximately 2,700 lots were put under option or acquired in 34 communities, including unconsolidated joint ventures.

Webcast Information:

Hovnanian Enterprises will webcast its fiscal 2017 third quarter financial results conference call at 11:00 a.m. E.T. on Thursday, September 7, 2017. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ website at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Past Events” section of the Investor Relations page on the Hovnanian website at http://www.khov.com. The archive will be available for 12 months.

About Hovnanian Enterprises®, Inc.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Red Bank, New Jersey. The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia. The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes, Brighton Homes® and Parkwood Builders. As the developer of K. Hovnanian’s® Four Seasons communities, the Company is also one of the nation’s largest builders of active lifestyle communities.

Additional information on Hovnanian Enterprises, Inc., including a summary investment profile and the Company’s 2016 annual report, can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail list, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense and income taxes (“EBIT”) and before depreciation and amortization (“EBITDA”) and before inventory impairment loss and land option write-offs and loss on extinguishment of debt (“Adjusted EBITDA”) are not U.S. generally accepted accounting principles (GAAP) financial measures. The most directly comparable GAAP financial measure is net loss. The reconciliation for historical periods of EBIT, EBITDA and Adjusted EBITDA to net loss is presented in a table attached to this earnings release.

Homebuilding gross margin, before costs of sales interest expense and land charges, and homebuilding gross margin percentage, before costs of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively. The reconciliation for historical periods of homebuilding gross margin, before costs of sales interest expense and land charges, and homebuilding gross margin percentage, before costs of sales interest expense and land charges, to homebuilding gross margin and homebuilding gross margin percentage, respectively, is presented in a table attached to this earnings release.

(Loss) Income Before Income Taxes Excluding Land-Related Charges and Loss on Extinguishment of Debt is a non-GAAP financial measure. The most directly comparable GAAP financial measure is (Loss) Income Before Income Taxes. The reconciliation for historical periods of (Loss) Income Before Income Taxes Excluding Land-Related Charges and Loss on Extinguishment of Debt to (Loss) Income Before Income Taxes is presented in a table attached to this earnings release.

Total liquidity is comprised of $278.5 million of cash and cash equivalents, $1.7 million of restricted cash required to collateralize letters of credit and $8.0 million of availability under the unsecured revolving credit facility as of July 31, 2017.

FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “Forward-Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements include but are not limited to statements related to the Company’s goals and expectations with respect to its financial results for future financial periods. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of a sustained homebuilding downturn; (2) adverse weather and other environmental conditions and natural disasters; (3) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (4) the Company's sources of liquidity; (5) changes in credit ratings; (6) changes in market conditions and seasonality of the Company’s business; (7) the availability and cost of suitable land and improved lots; (8) shortages in, and price fluctuations of, raw materials and labor; (9) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (10) fluctuations in interest rates and the availability of mortgage financing; (11) changes in tax laws affecting the after-tax costs of owning a home; (12) operations through joint ventures with third parties; (13) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (14) product liability litigation, warranty claims and claims made by mortgage investors; (15) levels of competition; (16) availability and terms of financing to the Company; (17) successful identification and integration of acquisitions; (18) significant influence of the Company’s controlling stockholders; (19) availability of net operating loss carryforwards; (20) utility shortages and outages or rate fluctuations; (21) geopolitical risks, terrorist acts and other acts of war; (22) increases in cancellations of agreements of sale; (23) loss of key management personnel or failure to attract qualified personnel; (24) information technology failures and data security breaches; (25) legal claims brought against us and not resolved in our favor; and (26) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2016 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

(Financial Tables Follow)

Hovnanian Enterprises, Inc.
July 31, 2017
Statements of Consolidated Operations
(Dollars in Thousands, Except Per Share Data)
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
Total Revenues	$592,035	$716,850	$1,729,979	$1,947,178
Costs and Expenses (a)	596,069	713,356	1,742,565	1,971,656
Loss on Extinguishment of Debt	(42,258)	-	(34,854)	-
Loss from Unconsolidated Joint Ventures	(3,881)	(2,401)	(10,109)	(5,227)
(Loss) Income Before Income Taxes	(50,173)	1,093	(57,549)	(29,705)
Income Tax Provision (Benefit)	287,036	1,567	286,485	(4,597)
Net Loss	$(337,209)	$(474)	$(344,034)	$(25,108)

Per Share Data:
Basic:
Loss Per Common Share	$(2.28)	$(0.00)	$(2.33)	$(0.17)
Weighted Average Number of Common Shares Outstanding (b)	147,748	147,412	147,628	147,383
Assuming Dilution:
Loss Per Common Share	$(2.28)	$(0.00)	$(2.33)	$(0.17)
Weighted Average Number of Common Shares Outstanding (b)	147,748	147,412	147,628	147,383

(a) Includes inventory impairment loss and land option write-offs.
(b) For periods with a net loss, basic shares are used in accordance with GAAP rules.

Hovnanian Enterprises, Inc.
July 31, 2017
Reconciliation of (Loss) Income Before Income Taxes Excluding Land-Related Charges and Loss on Extinguishment of Debt to (Loss) Income Before Income Taxes
(Dollars in Thousands)
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
(Loss) Income Before Income Taxes	$(50,173)	$1,093	$(57,549)	$(29,705)
Inventory Impairment Loss and Land Option Write-Offs	4,197	1,565	9,334	22,915
Loss on Extinguishment of Debt	42,258	-	34,854	-
(Loss) Income Before Income Taxes Excluding Land-Related Charges and Loss on Extinguishment of Debt (a)	$(3,718)	$2,658	$(13,361)	$(6,790)

(a) (Loss) Income Before Income Taxes Excluding Land-Related Charges and Loss on Extinguishment of Debt is a non-GAAP financial measure. The most directly comparable GAAP financial measure is (Loss) Income Before Income Taxes.

Hovnanian Enterprises, Inc.
July 31, 2017
Gross Margin
(Dollars in Thousands)
	Homebuilding Gross Margin		Homebuilding Gross Margin
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
Sale of Homes	$574,282	$640,386	$1,673,250	$1,823,318
Cost of Sales, Excluding Interest Expense (a)	478,069	532,116	1,391,966	1,521,704
Homebuilding Gross Margin, Before Cost of Sales Interest Expense and Land Charges (b)	96,213	108,270	281,284	301,614
Cost of Sales Interest Expense, Excluding Land Sales Interest Expense	18,397	23,108	55,284	61,291
Homebuilding Gross Margin, After Cost of Sales Interest Expense, Before Land Charges (b)	77,816	85,162	226,000	240,323
Land Charges	4,197	1,565	9,334	22,915
Homebuilding Gross Margin	$73,619	$83,597	$216,666	$217,408

Gross Margin Percentage	12.8%	13.1%	12.9%	11.9%
Gross Margin Percentage, Before Cost of Sales Interest Expense and Land Charges (b)	16.8%	16.9%	16.8%	16.5%
Gross Margin Percentage, After Cost of Sales Interest Expense, Before Land Charges (b)	13.6%	13.3%	13.5%	13.2%

	Land Sales Gross Margin		Land Sales Gross Margin
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
Land and Lot Sales	$1,785	$58,897	$11,497	$70,051
Cost of Sales, Excluding Interest and Land Charges (a)	817	51,667	7,387	62,275
Land and Lot Sales Gross Margin, Excluding Interest and Land Charges	968	7,230	4,110	7,776
Land and Lot Sales Interest	974	5,298	2,746	5,402
Land and Lot Sales Gross Margin, Including Interest and Excluding Land Charges	$(6)	$1,932	$1,364	$2,374

(a) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Condensed Consolidated Statements of Operations.

(b) Homebuilding Gross Margin, Before Cost of Sales Interest Expense and Land Charges, and Homebuilding Gross Margin Percentage, before Cost of Sales Interest Expense and Land Charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are Homebuilding Gross Margin and Homebuilding Gross Margin Percentage, respectively.

Hovnanian Enterprises, Inc.
July 31, 2017
Reconciliation of Adjusted EBITDA to Net Loss
(Dollars in Thousands)
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
Net Loss	$(337,209)	$(474)	$(344,034)	$(25,108)
Income Tax Provision (Benefit)	287,036	1,567	286,485	(4,597)
Interest Expense	42,930	51,565	126,513	135,161
EBIT (a)	(7,243)	52,658	68,964	105,456
Depreciation	1,129	879	3,212	2,608
Amortization of Debt Costs	-	1,205	1,632	3,815
EBITDA (b)	(6,114)	54,742	73,808	111,879
Inventory Impairment Loss and Land Option Write-offs	4,197	1,565	9,334	22,915
Loss on extinguishment of Debt	42,258	-	34,854	-
Adjusted EBITDA (c)	$40,341	$56,307	$117,996	$134,794

Interest Incurred	$39,089	$40,300	$116,944	$126,483

Adjusted EBITDA to Interest Incurred	1.03	1.40	1.01	1.07

(a) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net loss. EBIT represents earnings before interest expense and income taxes.

(b) EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net loss. EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(c) Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net loss. Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization, inventory impairment loss and land option write-offs and loss on extinguishment of debt.

Hovnanian Enterprises, Inc.
July 31, 2017
Interest Incurred, Expensed and Capitalized
(Dollars in Thousands)
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
Interest Capitalized at Beginning of Period	$90,960	$115,809	$96,688	$123,898
Plus Interest Incurred	39,089	40,300	116,944	126,483
Less Interest Expensed (a)	42,930	51,565	126,513	135,161
Less Interest Contributed to Unconsolidated Joint Venture (a)	-	-	-	10,676
Interest Capitalized at End of Period (b)	$87,119	$104,544	$87,119	$104,544

(a) Represents capitalized interest which was included as part of the assets contributed to the joint venture the Company entered into in November 2015. There was no impact to the Condensed Consolidated Statement of Operations as a result of this transaction.

(b) Capitalized interest amounts are shown gross before allocating any portion of impairments to capitalized interest.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	July 31, 2017	October 31, 2016
	(Unaudited)	(1)
ASSETS
Homebuilding:
Cash and cash equivalents	$278,486	$339,773
Restricted cash and cash equivalents	1,955	3,914
Inventories:
Sold and unsold homes and lots under development	867,703	899,082
Land and land options held for future development or sale	182,617	175,301
Consolidated inventory not owned	138,529	208,701
Total inventories	1,188,849	1,283,084
Investments in and advances to unconsolidated joint ventures	108,560	100,502
Receivables, deposits and notes, net	38,847	49,726
Property, plant and equipment, net	52,436	50,332
Prepaid expenses and other assets	43,464	46,762
Total homebuilding	1,712,597	1,874,093

Financial services cash and cash equivalents	7,246	6,992
Financial services other assets	102,476	190,238

Income taxes receivable - including net deferred tax benefits	-	283,633
Total assets	$1,822,319	$2,354,956

LIABILITIES AND EQUITY
Homebuilding:
Nonrecourse mortgages secured by inventory, net of debt issuance costs	$70,818	$82,115
Accounts payable and other liabilities	331,048	369,228
Customers’ deposits	37,853	37,429
Nonrecourse mortgages secured by operating properties	13,347	14,312
Liabilities from inventory not owned, net of debt issuance costs	98,507	150,179
Revolving credit facility	52,000	52,000
Notes payable and term loan, net of discount and debt issuance costs	1,598,543	1,605,758
Total homebuilding	2,202,116	2,311,021

Financial services	89,569	172,445

Income taxes payable	1,796	-

Total liabilities	2,293,481	2,483,466

Stockholders’ equity deficit:
Preferred stock, $0.01 par value - authorized 100,000 shares; issued and outstanding 5,600 shares with a liquidation preference of $140,000 at July 31, 2017 and at October 31, 2016	135,299	135,299
Common stock, Class A, $0.01 par value - authorized 400,000,000 shares; issued 144,046,073 shares at July 31, 2017 and 143,806,775 shares at October 31, 2016	1,440	1,438
Common stock, Class B, $0.01 par value (convertible to Class A at time of sale) - authorized 60,000,000 shares; issued 15,999,355 shares at July 31, 2017 and 15,942,809 shares at October 31, 2016	160	159
Paid in capital - common stock	707,516	706,137
Accumulated deficit	(1,200,217)	(856,183)
Treasury stock - at cost – 11,760,763 shares of Class A common stock and 691,748 shares of Class B common stock at July 31, 2017 and October 31, 2016	(115,360)	(115,360)
Total stockholders’ equity deficit	(471,162)	(128,510)
Total liabilities and equity	$1,822,319	$2,354,956

(1) Derived from the audited balance sheet as of October 31, 2016.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands Except Per Share Data)

(Unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2017	2016	2017	2016

Revenues:
Homebuilding:
Sale of homes	$574,282	$640,386	$1,673,250	$1,823,318
Land sales and other revenues	2,760	59,979	14,393	72,146
Total homebuilding	577,042	700,365	1,687,643	1,895,464
Financial services	14,993	16,485	42,336	51,714
Total revenues	592,035	716,850	1,729,979	1,947,178

Expenses:
Homebuilding:
Cost of sales, excluding interest	478,886	583,783	1,399,353	1,583,979
Cost of sales interest	19,371	28,406	58,030	66,693
Inventory impairment loss and land option write-offs	4,197	1,565	9,334	22,915
Total cost of sales	502,454	613,754	1,466,717	1,673,587
Selling, general and administrative	45,517	51,685	135,392	155,560
Total homebuilding expenses	547,971	665,439	1,602,109	1,829,147

Financial services	8,867	8,916	23,082	26,749
Corporate general and administrative	15,698	14,885	47,425	43,804
Other interest	23,559	23,159	68,483	68,468
Other operations	(26)	957	1,466	3,488
Total expenses	596,069	713,356	1,742,565	1,971,656
Loss on extinguishment of debt	(42,258)	-	(34,854)	-
Loss from unconsolidated joint ventures	(3,881)	(2,401)	(10,109)	(5,227)
(Loss) income before income taxes	(50,173)	1,093	(57,549)	(29,705)
State and federal income tax provision (benefit):
State	8,523	1,434	10,797	4,995
Federal	278,513	133	275,688	(9,592)
Total income taxes	287,036	1,567	286,485	(4,597)
Net loss	$(337,209)	$(474)	$(344,034)	$(25,108)

Per share data:
Basic:
Loss per common share	$(2.28)	$(0.00)	$(2.33)	$(0.17)
Weighted-average number of common shares outstanding	147,748	147,412	147,628	147,383
Assuming dilution:
Loss per common share	$(2.28)	$(0.00)	$(2.33)	$(0.17)
Weighted-average number of common shares outstanding	147,748	147,412	147,628	147,383

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)
(UNAUDITED)
					Three Months - July 31, 2017
		Contracts(1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		Jul 31,			Jul 31,			Jul 31,
		2017	2016	% Change	2017	2016	% Change	2017	2016	% Change
Northeast
(NJ, PA)	Home	52	128	(59.4)%	86	136	(36.8)%	116	260	(55.4)%
	Dollars	$26,648	$61,945	(57.0)%	$40,015	$66,308	(39.7)%	$55,284	$130,800	(57.7)%
	Avg. Price	$512,462	$483,942	5.9%	$465,289	$487,558	(4.6)%	$476,586	$503,079	(5.3)%
Mid-Atlantic
(DE, MD, VA, WV)	Home	173	208	(16.8)%	194	228	(14.9)%	419	566	(26.0)%
	Dollars	$97,017	$97,338	(0.3)%	$113,111	$111,579	1.4%	$257,891	$312,698	(17.5)%
	Avg. Price	$560,791	$467,969	19.8%	$583,050	$489,382	19.1%	$615,493	$552,469	11.4%
Midwest(2) (3)
(IL, MN, OH)	Home	170	176	(3.4)%	127	193	(34.2)%	474	464	2.2%
	Dollars	$48,257	$54,318	(11.2)%	$40,620	$56,643	(28.3)%	$133,775	$128,381	4.2%
	Avg. Price	$283,864	$308,625	(8.0)%	$319,839	$293,487	9.0%	$282,226	$276,683	2.0%
Southeast(4)
(FL, GA, NC, SC)	Home	172	142	21.1%	166	145	14.5%	322	355	(9.3)%
	Dollars	$73,896	$59,242	24.7%	$68,408	$56,471	21.1%	$142,296	$159,489	(10.8)%
	Avg. Price	$429,632	$417,197	3.0%	$412,098	$389,458	5.8%	$441,912	$449,265	(1.6)%
Southwest
(AZ, TX)	Home	522	638	(18.2)%	581	671	(13.4)%	690	1,008	(31.5)%
	Dollars	$177,285	$225,929	(21.5)%	$209,041	$248,228	(15.8)%	$244,114	$393,906	(38.0)%
	Avg. Price	$339,625	$354,121	(4.1)%	$359,793	$369,937	(2.7)%	$353,788	$390,780	(9.5)%
West
(CA)	Home	232	175	32.6%	196	201	(2.5)%	454	316	43.7%
	Dollars	$103,342	$99,284	4.1%	$103,087	$101,157	1.9%	$211,470	$186,986	13.1%
	Avg. Price	$445,439	$567,339	(21.5)%	$525,956	$503,269	4.5%	$465,792	$591,727	(21.3)%
Consolidated Segment Total
	Home	1,321	1,467	(10.0)%	1,350	1,574	(14.2)%	2,475	2,969	(16.6)%
	Dollars	$526,445	$598,056	(12.0)%	$574,282	$640,386	(10.3)%	$1,044,830	$1,312,260	(20.4)%
	Avg. Price	$398,520	$407,673	(2.2)%	$425,394	$406,853	4.6%	$422,154	$441,987	(4.5)%
Unconsolidated Joint Ventures(5)
	Home	212	70	202.9%	117	53	120.8%	405	263	54.0%
	Dollars	$132,037	$35,217	274.9%	$62,127	$30,714	102.3%	$244,234	$168,135	45.3%
	Avg. Price	$622,812	$503,100	23.8%	$531,001	$579,511	(8.4)%	$603,046	$639,297	(5.7)%
Grand Total
	Home	1,533	1,537	(0.3)%	1,467	1,627	(9.8)%	2,880	3,232	(10.9)%
	Dollars	$658,482	$633,273	4.0%				$1,289,064	$1,480,395	(12.9)%
	Avg. Price	$429,538	$412,019	4.3%				$447,592	$458,043	(2.3)%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) The Midwest contracts include 4 homes and $1.9 million in 2016 from Minneapolis, MN. Contract backlog as of July 31, 2016 reflects the reduction of 64 homes and $24.1 million, related to the sale of our land portfolio in Minneapolis, MN.

(3) Contract backlog excludes 9 homes that were sold as wholly owned and transferred to one of our joint ventures at the time of the joint venture formation.

(4) Contract backlog as of July 31, 2016 reflects the reduction of 67 homes and $33.7 million, related to the sale of our land portfolio in Raleigh, NC.

(5) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Loss from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)
(UNAUDITED)
					Nine Months - July 31, 2017
		Contracts(1)			Deliveries			Contract
		Nine Months Ended			Nine Months Ended			Backlog
		Jul 31,			Jul 31,			Jul 31,
		2017	2016	% Change	2017	2016	% Change	2017	2016	% Change
Northeast
(NJ, PA)	Home	201	362	(44.5)%	289	395	(26.8)%	116	260	(55.4)%
	Dollars	$94,611	$176,456	(46.4)%	$138,839	$192,659	(27.9)%	$55,284	$130,800	(57.7)%
	Avg. Price	$470,703	$487,446	(3.4)%	$480,412	$487,743	(1.5)%	$476,586	$503,079	(5.3)%
Mid-Atlantic
(DE, MD, VA, WV)	Home	589	753	(21.8)%	600	628	(4.5)%	419	566	(26.0)%
	Dollars	$322,308	$368,603	(12.6)%	$313,390	$295,004	6.2%	$257,891	$312,698	(17.5)%
	Avg. Price	$547,212	$489,512	11.8%	$522,317	$469,751	11.2%	$615,493	$552,469	11.4%
Midwest(2) (3)
(IL, MN, OH)	Home	511	599	(14.7)%	411	706	(41.8)%	474	464	2.2%
	Dollars	$155,312	$191,332	(18.8)%	$126,065	$225,276	(44.0)%	$133,775	$128,381	4.2%
	Avg. Price	$303,938	$319,419	(4.8)%	$306,727	$319,088	(3.9)%	$282,226	$276,683	2.0%
Southeast(4)
(FL, GA, NC, SC)	Home	421	560	(24.8)%	431	417	3.4%	322	355	(9.3)%
	Dollars	$175,924	$234,166	(24.9)%	$178,799	$146,895	21.7%	$142,296	$159,489	(10.8)%
	Avg. Price	$417,873	$418,153	(0.1)%	$414,847	$352,268	17.8%	$441,912	$449,265	(1.6)%
Southwest
(AZ, TX)	Home	1,678	1,929	(13.0)%	1,751	1,954	(10.4)%	690	1,008	(31.5)%
	Dollars	$575,669	$696,915	(17.4)%	$617,199	$725,721	(15.0)%	$244,114	$393,906	(38.0)%
	Avg. Price	$343,068	$361,284	(5.0)%	$352,484	$371,403	(5.1)%	$353,788	$390,780	(9.5)%
West
(CA)	Home	684	607	12.7%	516	494	4.5%	454	316	43.7%
	Dollars	$330,287	$317,862	3.9%	$298,958	$237,763	25.7%	$211,470	$186,986	13.1%
	Avg. Price	$482,875	$523,662	(7.8)%	$579,376	$481,301	20.4%	$465,792	$591,727	(21.3)%
Consolidated Segment Total
	Home	4,084	4,810	(15.1)%	3,998	4,594	(13.0)%	2,475	2,969	(16.6)%
	Dollars	$1,654,111	$1,985,334	(16.7)%	$1,673,250	$1,823,318	(8.2)%	$1,044,830	$1,312,260	(20.4)%
	Avg. Price	$405,022	$412,751	(1.9)%	$418,522	$396,891	5.5%	$422,154	$441,987	(4.5)%
Unconsolidated Joint Ventures(5)
	Home	509	181	181.2%	364	146	149.3%	405	263	54.0%
	Dollars	$299,654	$105,694	183.5%	$212,983	$76,477	178.5%	$244,234	$168,135	45.3%
	Avg. Price	$588,712	$583,945	0.8%	$585,118	$523,814	11.7%	$603,046	$639,297	(5.7)%
Grand Total
	Home	4,593	4,991	(8.0)%	4,362	4,740	(8.0)%	2,880	3,232	(10.9)%
	Dollars	$1,953,765	$2,091,028	(6.6)%				$1,289,064	$1,480,395	(12.9)%
	Avg. Price	$425,379	$418,960	1.5%				$447,592	$458,043	(2.3)%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) The Midwest contracts include 4 homes and $1.9 million in 2016 from Minneapolis, MN. Contract backlog as of July 31, 2016 reflects the reduction of 64 homes and $24.1 million, related to the sale of our land portfolio in Minneapolis, MN.

(3) Contract backlog excludes 9 homes that were sold as wholly owned and transferred to one of our joint ventures at the time of the joint venture formation.

(4) Contract backlog as of July 31, 2016 reflects the reduction of 67 homes and $33.7 million, related to the sale of our land portfolio in Raleigh, NC.

(5) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Loss from unconsolidated joint ventures”.

(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES)
(UNAUDITED)
					Three Months - July 31, 2017
		Contracts(1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		Jul 31,			Jul 31,			Jul 31,
		2017	2016	% Change	2017	2016	% Change	2017	2016	% Change
Northeast
(unconsolidated joint ventures)	Home	105	2	5150.0%	19	4	375.0%	153	24	537.5%
(NJ, PA)	Dollars	$78,516	$394	19827.1%	$7,191	$1,407	411.1%	$105,356	$8,592	1126.2%
	Avg. Price	$747,767	$197,000	279.6%	$378,470	$351,750	7.6%	$688,602	$358,000	92.3%
Mid-Atlantic
(unconsolidated joint ventures)	Home	13	18	(27.8)%	17	12	41.7%	38	44	(13.6)%
(DE, MD, VA, WV)	Dollars	$6,820	$14,158	(51.8)%	$10,933	$5,164	111.7%	$25,138	$29,499	(14.8)%
	Avg. Price	$524,591	$786,556	(33.3)%	$643,118	$430,333	49.4%	$661,527	$670,432	(1.3)%
Midwest
(unconsolidated joint ventures)	Home	13	5	160.0%	6	0	0.0%	35	14	150.0%
(IL, MN, OH)	Dollars	$9,281	$4,391	111.4%	$4,824	$0	0.0%	$25,443	$11,227	126.6%
	Avg. Price	$713,893	$878,200	(18.7)%	$804,000	$0	0.0%	$726,943	$801,929	(9.4)%
Southeast
(unconsolidated joint ventures)	Home	39	27	44.4%	34	0	0.0%	102	58	75.9%
(FL, GA, NC, SC)	Dollars	$17,350	$10,874	59.6%	$15,731	$0	0.0%	$49,697	$29,997	65.7%
	Avg. Price	$444,869	$402,741	10.5%	$462,676	$0	0.0%	$487,224	$517,190	(5.8)%
Southwest
(unconsolidated joint ventures)	Home	10	0	0.0%	10	0	0.0%	27	0	0.0%
(AZ, TX)	Dollars	$5,831	$0	0.0%	$6,925	$0	0.0%	$17,821	$0	0.0%
	Avg. Price	$583,100	$0	0.0%	$692,504	$0	0.0%	$660,037	$0	0.0%
West
(unconsolidated joint ventures)	Home	32	18	77.8%	31	37	(16.2)%	50	123	(59.3)%
(CA)	Dollars	$14,239	$5,400	163.7%	$16,523	$24,144	(31.6)%	$20,779	$88,820	(76.6)%
	Avg. Price	$444,969	$300,000	48.3%	$533,000	$652,541	(18.3)%	$415,580	$722,114	(42.4)%
Unconsolidated Joint Ventures (2)
	Home	212	70	202.9%	117	53	120.8%	405	263	54.0%
	Dollars	$132,037	$35,217	274.9%	$62,127	$30,715	102.3%	$244,234	$168,135	45.3%
	Avg. Price	$622,812	$503,100	23.8%	$531,001	$579,528	(8.4)%	$603,046	$639,297	(5.7)%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Loss from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES)
(UNAUDITED)
					Nine Months - July 31, 2017
		Contracts(1)			Deliveries			Contract
		Nine Months Ended			Nine Months Ended			Backlog
		Jul 31,			Jul 31,			Jul 31,
		2017	2016	% Change	2017	2016	% Change	2017	2016	% Change
Northeast
(unconsolidated joint ventures)	Home	157	-6	(2716.7)%	31	18	72.2%	153	24	537.5%
(NJ, PA)	Dollars	$106,970	$(7,579)	(1511.4)%	$11,876	$5,302	124.0%	$105,356	$8,592	1126.2%
	Avg. Price	$681,335	$1,263,167	(46.1)%	$383,097	$294,556	30.1%	$688,602	$358,000	92.3%
Mid-Atlantic
(unconsolidated joint ventures)	Home	43	49	(12.2)%	45	31	45.2%	38	44	(13.6)%
(DE, MD, VA, WV)	Dollars	$22,584	$37,991	(40.6)%	$27,534	$16,299	68.9%	$25,138	$29,499	(14.8)%
	Avg. Price	$525,204	$775,327	(32.3)%	$611,867	$525,774	16.4%	$661,527	$670,432	(1.3)%
Midwest
(unconsolidated joint ventures)	Home	40	5	700.0%	17	0	0.0%	35	14	150.0%
(IL, MN, OH)	Dollars	$29,272	$4,391	566.6%	$13,418	$0	0.0%	$25,443	$11,227	126.6%
	Avg. Price	$731,800	$878,200	(16.7)%	$789,294	$0	0.0%	$726,943	$801,929	(9.4)%
Southeast
(unconsolidated joint ventures)	Home	114	50	128.0%	100	1	9900.0%	102	58	75.9%
(FL, GA, NC, SC)	Dollars	$51,095	$25,458	100.7%	$45,121	$386	11589.4%	$49,697	$29,997	65.7%
	Avg. Price	$448,201	$509,160	(12.0)%	$451,209	$386,000	16.9%	$487,224	$517,190	(5.8)%
Southwest
(unconsolidated joint ventures)	Home	32	0	0.0%	12	0	0.0%	27	0	0.0%
(AZ, TX)	Dollars	$21,621	$0	0.0%	$8,278	$0	0.0%	$17,821	$0	0.0%
	Avg. Price	$675,656	$0	0.0%	$689,833	$0	0.0%	$660,037	$0	0.0%
West
(unconsolidated joint ventures)	Home	123	83	48.2%	159	96	65.6%	50	123	(59.3)%
(CA)	Dollars	$68,112	$45,433	49.9%	$106,756	$54,490	95.9%	$20,779	$88,820	(76.6)%
	Avg. Price	$553,754	$547,386	1.2%	$671,423	$567,604	18.3%	$415,580	$722,114	(42.4)%
Unconsolidated Joint Ventures (2)
	Home	509	181	181.2%	364	146	149.3%	405	263	54.0%
	Dollars	$299,654	$105,694	183.5%	$212,983	$76,477	178.5%	$244,234	$168,135	45.3%
	Avg. Price	$588,712	$583,945	0.8%	$585,118	$523,815	11.7%	$603,046	$639,297	(5.7)%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Loss from unconsolidated joint ventures”.